UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                                January 30, 2005
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                 Date of Report (Date of earliest even reported)



                   California Petroleum Transport Corporation
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             (Exact name of registrant as specified in its charter)



Delaware                               033-79220               04-3232976
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(State of other                       (Commission             (IRS Employer
jurisdiction of incorporation)        File Number)          Identification No.)



     Suite 3218, One International Place, Boston, Massachusetts, 02110-2624
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                    (Address of principal executive offices)


                                 (617) 951-7690
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               Registrant's telephone number, including area code

Item 4.01 Changes in Registrant's Certifying Accountant

On January 26, 2005, the Directors of the California Petroleum Transport Corporation (the "Company") determined to engage Grant Thornton LLP, New York, New York as the Company's Certifying Accountant effective for the year ended December 31, 2004. Grant Thornton replaced Ernst & Young who declined to stand for re-election. The change reflects the decision by Independent Tankers Corporation to prepare consolidated group accounts with Grant Thornton as the group's certifying accountant. The Company was set up as to act as an agent to issue certain notes on behalf of four subsidiaries of Independent Tankers Corporation.

The reports of Ernst & Young on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2003 and in the subsequent interim period, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference to the matter in their report. The Company has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated January 28, 2005 is filed as Exhibit 1.0 to this Form 8-K.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorised.


                                    California Petroleum Transport Corporation
                                  ---------------------------------------------
                                                (Registrant)



January 31, 2005                   /s/ Nancy D. Smith
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      Date                             Nancy D Smith
                                       Director and President






02089.0006 #544406